Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants Declaration of Trust or By-laws

Amendment No. 86 dated August 13, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(1)(iiii) to the Registrants Registration Statement on Form N-14 filed with the Securities and Exchange Commission on August 18, 2015 (Accession No. 0001193125-15-294728).

Amendment No. 87 dated October 15, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(88) to Post-Effective Amendment No. 504 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 30, 2015 (Accession No. 0001193125-15-359896).

Amendment No. 88 dated December 17, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(89) to Post-Effective Amendment No. 511 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 17, 2015 (Accession No. 0001193125-15-406661).